Exhibit 21

MW Bancorp, Inc.

SUBSIDIARIES OF THE REGISTRANT

		PERCENTAGE
	STATE OF	OF
NAME OF CORPORATION	INCORPORATION	OWNERSHIP

Watch Hill Bank	Ohio	100%